Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-41458, 333-78417, 333-30375) of ADTRAN, Inc. of our report dated February 16, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the references to us under the heading “Selected Financial Data” in Part II, Item 6 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

March 12, 2004